UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 29, 2010

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CDSS Wind Down Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue
Suite 1500
Dallas, Texas 75201
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements
     This report contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed due to factors such as, among others, the risk that the contemplated merger with Green Energy Management Services, Inc. (“GEM”) might not be consummated, the limited operating history of GEM, difficulty in developing, exploiting and protecting its proprietary technologies, and intense competition and substantial regulation in GEM’s industry.

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.01 Changes in Control of Registrant

Subscription Agreements

On July 29, 2010, we entered into a subscription agreement with one accredited investor for the sale of 2,000,000 shares of our common stock (on a pro forma post-one-for-three reverse split basis) for a purchase price of $100,000.

On July 29, 2010, we entered into subscription agreements with accredited investors for the sale of convertible promissory notes in the amount of $400,000.  The promissory notes are payable in 2011, do not accrue interest, and are convertible into shares of our common stock at our option or at the option of the holder at five cents per share, based on a post-one for three reverse stock split basis.  The subscription agreements contain registration rights and anti-dilution provisions.

The sale and issuance of the convertible notes and shares of common stock to the purchasers, and the issuance of shares of Common Stock upon conversion thereof, have been determined to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The purchasers have represented that they are accredited investors, as that term is defined in Regulation D, and that they have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

The foregoing description of the subscription agreements and promissory notes is not complete and is qualified in its entirety by the full and complete terms of those documents, which are attached as Exhibits 10.1, 10.2 and 10.3 to this current report and are incorporated by reference herein.

Promissory Note

On July 29, 2010, we entered into a promissory note with Green Energy Management Services, Inc. (“GEM”).  Pursuant to the note, we loaned $500,000 to GEM.  The note is due and payable on December 31, 2010, and bears interest at 6% per year.

The Company has filed a Current Report on Form 8-K and an Information Statement with respect to the definitive merger agreement, as amended, between the Company and Green Energy Management Services, Inc., which may result in a change in control of the Company at a subsequent date.

The foregoing description of the promissory note is not complete and is qualified in its entirety by the full and complete terms of the promissory note, which is attached as Exhibit 10.4 to this current report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
 10.1          Form of Subscription Agreement for Convertible Notes
 10.2          Form of Convertible Note
 10.3          Form of Subscription Agreement for Shares of Common Stock
 10.4          Promissory Note, dated July 29, 2010, issued by Green Energy Management Services Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDSS Wind Down Inc.,
a Delaware corporation
Dated: August 4, 2010
/s/ Steven B. Solomon
Steven B. Solomon
Chief Executive Officer